As filed with the Securities and Exchange Commission on December 20, 2004. File No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              _____________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              _____________________
                               YDI Wireless, Inc.
             (Exact name of registrant as specified in its charter)
                              _____________________

             DELAWARE                                    04-2751645
(State or other jurisdiction of           (I.R.S Employer Identification Number)
incorporation or organization)
                              _____________________

                                8000 Lee Highway
                             Falls Church, VA 22042
                    (Address of Principal Executive Offices)
                              _____________________

                                 2004 STOCK PLAN

                            (Full title of the plan)
                              _____________________

                                DAVID L. RENAULD
                   Vice President, Legal and Corporate Affairs
                               YDI WIRELESS, INC.
                            20 Industrial Drive East
                            South Deerfield, MA 01373
                     (Name and address of agent for service)

                                 (413) 665-8551
          (Telephone number, including area code, of agent for service)


                                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                             Proposed maximum           Proposed
          Title of securities                Amount to      offering price per     maximum aggregate               Amount of
           to be registered              be registered(1)          share             offering price             registration fee
------------------------------------------------------------------------------------------------------------------------------------
common stock, $.01 par value                 528,750 (2)           $2.49 (3)          $1,318,625 (3)                 $155
------------------------------------------------------------------------------------------------------------------------------------
common stock, $.01 par value                621,250 (4)            $2.32 (5)          $1,438,194 (5)                 $169
====================================================================================================================================


(1) Pursuant to Rule 416, this Registration Statement also relates to such indeterminate number of additional shares as may be necessary to satisfy the antidilution provisions of the 2004 Stock Plan (the "Plan") to which this Registration Statement relates.
(2) Represents all shares reserved for issuance pursuant to awards under the Plan which are currently outstanding.
(3) The proposed maximum offering price per share of common stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, based on the weighted average exercise price per share of the awards outstanding under the Plan.
(4) Represents all shares reserved for issuance pursuant to awards available for grant under the Plan.
(5) The proposed maximum offering price per share of common stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and
     (h)(1) under the Securities Act of 1933, based on the average of the high and low sale prices of the common stock as reported on the Nasdaq SmallCap Market on December 14, 2004.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which we filed with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

     (a) our annual report on Form 10-K for the fiscal year ended December 31, 2003 filed on February 20, 2004, as amended by our amended annual report on Form 10-K/A filed on March 25, 2004;

     (b) our amended quarterly report on Form 10-Q/A for the fiscal quarter ended June 30, 2003 filed on March 25, 2004;

     (c) our amended quarterly report on Form 10-Q/A for the fiscal quarter ended September 30, 2003 filed on March 25, 2004;

     (d)  our current report on Form 8-K filed on April 6, 2004;

     (e)  our current report on Form 8-K filed on April 16, 2004;

     (f) our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2004 filed on May 14, 2004;

     (g)  our current report on Form 8-K filed on May 20, 2004;

     (h)  our current report on Form 8-K filed on June 7, 2004;

     (i)  our current report on Form 8-K filed on June 29, 2004;

     (j)  our amended current report on Form 8-K/A filed on July 27, 2004;

     (k) our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2004 filed on August 16, 2004;

     (l)  our amended current report on Form 8-K/A filed on September 7, 2004;

     (m)  our current report on Form 8-K filed on September 15, 2004;

     (n)  our current report on Form 8-K filed on September 21, 2004;

     (o)  our current report on Form 8-K filed on October 5, 2004;

     (p)  our current report on Form 8-K filed on November 3, 2004;

     (q) our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004 filed on November 15, 2004;

     (r)  our current report on Form 8-K filed on November 19, 2004; and

     (s) the description of our common stock contained in our registration statement on Form S-1 (File No. 333-87885) in the form declared effective by the Securities and Exchange Commission on February 1, 2000, including the information in our current reports on Form 8-K filed on May 21, 2001, May 15, 2003, and July 16, 2003 for the purpose of updating that description.

     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into, and to be a part of, this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the securities we are registering is being passed upon by Foley Hoag LLP, Boston, Massachusetts.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by such section.

     Our by-laws provide for the indemnification of our directors and officers to the fullest extent permissible under Delaware law. Our by-laws also mandate advancement of indemnifiable expenses for our directors and officers upon receipt of an undertaking from the affected director or officer to repay all amounts of advanced expenses if the director or officer is ultimately determined not to be entitled to indemnification for those expenses.

     Our by-laws also provide that the board of directors has the power on our behalf to indemnify our employees and other agents and to pay their expenses in advance of final disposition of any proceeding.

     We have entered into indemnification agreements with most of our directors and executive officers and intend to enter into indemnification agreements with our other directors and any new directors and executive officers in the future.

     Section 102(b)(7) of the Delaware General Corporation Law gives a Delaware corporation the power to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, but the provision may not eliminate or limit the liability of directors for:

     o any breach of the director's duty of loyalty to the corporation or its stockholders;

     o any acts or omissions not in good faith or that involves intentional misconduct or a knowing violation of law;

     o any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware General Corporation Law; or

     o any transaction from which the director derived an improper personal benefit.

     Article SEVENTH of our certificate of incorporation limits our directors' liability to the maximum extent permitted by the Delaware General Corporation Law. No amendment to or repeal of the provisions of Article SEVENTH shall apply to or have any effect on the liability or the alleged liability of any director with respect to any act or failure to act of such director occurring prior to such amendment or repeal. A principal effect of Article SEVENTH is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described above. Article SEVENTH does not prevent stockholders from obtaining injunctive or other equitable relief against directors.

     Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We have directors' and officers' liability insurance that covers matters, including matters arising under the Securities Act of 1933.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     See Exhibit Index.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Commonwealth of Virginia on December 20, 2004.

                               YDI Wireless, Inc.

                               By: /s/ Robert E. Fitzgerald
                                   ------------------------
                                   Robert E. Fitzgerald, Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Robert E. Fitzgerald and Patrick L. Milton, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



        Signature                       Title                                  Date
        ---------                       -----                                  ----

/s/  Robert E. Fitzgerald   Chief Executive Officer and Director       December 20, 2004
-------------------------
     Robert E. Fitzgerald   (principal executive officer)

/s/  Patrick L. Milton      Chief Financial Officer, Treasurer, and    December 20, 2004
-------------------------
     Patrick L. Milton      Director (principal financial and
                            accounting officer)

/s/  Daniel A. Saginario    Chairman of the Board of Directors         December 20, 2004
-------------------------
     Daniel A. Saginario

/s/  John W. Gerdelman      Director                                   December 20, 2004
-------------------------
     John W. Gerdelman

/s/  Daniel R. Hesse        Director                                   December 20, 2004
-------------------------
     Daniel R. Hesse

/s/  Gary E. Rieschel       Director                                   December 20, 2004
-------------------------
     Gary E. Rieschel

/s/  Robert A. Wiedemer     Director                                   December 20, 2004
-------------------------
    Robert A. Wiedemer


                                  EXHIBIT INDEX


Exhibit
Number                                Description
------                                -----------

 4.1 Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on May 5, 2003 (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-Q filed with the Securities and Exchange Commission on August 14, 2003)

 4.2 Certificate of Merger of Telaxis Communications Corporation with and into YDI Wireless, Inc. as filed with the Delaware Secretary of State on July 7, 2003 (incorporated by reference to Exhibit
               3.2 to the Registrant's Form 10-Q filed with the Securities and Exchange Commission on August 14, 2003)

 4.3           By-laws of the Registrant (incorporated by reference to Exhibit
               3.3 to the Registrant's Form 10-Q filed with the Securities and Exchange Commission on August 14, 2003)


 5.1           Opinion of Foley Hoag LLP

 23.1          Consent of Fitzgerald, Snyder & Co., P.C., Independent
               Accountants

 23.2          Consent of BDO Seidman, LLP, Independent Accountants

 23.3          Consent of Hausser + Taylor, LLC, Independent Accountants

 23.4          Consent of KPMG LLP, Independent Auditors

 23.5          Consent of Foley Hoag LLP (included in Exhibit 5.1)

 24            Power of Attorney (included on signature page)

 99.1          YDI Wireless, Inc. 2004 Stock Plan (incorporated by reference to
               Exhibit 10.1 to the Registrant's Form 8-K filed with the Securities and Exchange Commission on September 15, 2004)